UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2016

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2016, Cardinal Health, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Lead Arranger and Joint Book Manager, Bank of America, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, Joint Lead Arranger and Joint Book Manager, Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Book Manager, entered into an Amended and Restated Five-Year Credit Agreement (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement, among other things, extends the term of the revolving credit facility to June 16, 2021, increases the revolving credit available to the Company to $1.75 billion and removes the Company’s obligation to maintain a consolidated interest coverage ratio. This revolving credit facility backs the Company's existing commercial paper program and may be used for general corporate purposes.

In connection with the increase of credit under the revolving credit facility, the Company gave notice to the relevant financial institutions that, effective on June 30, 2016, the Company will reduce its committed receivables sales facility program from $950 million to $700 million.

From time to time, the financial institutions party to the Amended and Restated Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company. The Company pays these financial institutions customary fees and expenses for these services. Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and SunTrust Bank or their affiliates serve as dealers under the Company's commercial paper program. In addition, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, The Bank of Nova Scotia, PNC Bank, National Association and Credit Agricole Corporate and Investment Bank or their affiliates participate as purchasers and managing agents under the Company's committed receivables sales facility program.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

10.1
Amended and Restated Five-Year Credit Agreement, dated as of June 16, 2016, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Lead Arranger and Joint Book Manager, Bank of America, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, Joint Lead Arranger and Joint Book Manager, Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Book Manager

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: June 21, 2016	By:	/s/ Stuart G. Laws
Name: Stuart G. Laws
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

10.1
Amended and Restated Five-Year Credit Agreement, dated as of June 16, 2016, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Lead Arranger and Joint Book Manager, Bank of America, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, Joint Lead Arranger and Joint Book Manager, Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Book Manager

4